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                                                                Exhibit No. 10-2

                              ACQUISITION AGREEMENT

PARADIGM HEALTH SERVICES, INC. ("Buyer") and MHM EXTENDED CARE SERVICES, INC. ("Seller") hereby agree as follows:

Buyer desires to purchase and Seller desires to sell to Buyer certain assets and business related to Seller's delivery of mental health services to patients of nursing homes within the States of Tennessee and Georgia, except those provided under Seller's PASARR contract with the State of Georgia Department of Medical Assistance (the "Operations"), all on the terms and subject to the conditions set forth in this Agreement.

1. ACQUIRED ASSETS. The assets to be conveyed shall include, to the extent assignable, all contracts with nursing homes in the States of Tennessee and Georgia (the "States") for provision of mental health services, all customer lists of the Operations, all employment and independent contracts with clinicians in the States providing such services, all rights under covenants not to compete or similar agreements relating to the Operations, all Management Agreements and other contractual rights Seller may have with professional corporations in the States and related to the Operations, and all other intangibles related to the Operations (collectively, the Acquired Assets"). Seller will transfer to Buyer at time of purchase all billing information and other files (paper or software) having to do with the Company's Operations, including correspondence and communications with regulatory agencies, except as to billing records needed to collect accounts receivable retained by Seller (to which records each party shall have full access). Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and Seller agrees to sell, assign and deliver to Buyer as of Closing, as defined in Section 10.1 of this Agreement, all of Seller's right, title and interest in, to and under the Acquired Assets, free and clear of any mortgage, pledge, hypothecation, claim, security interest, encumbrance, right or interest of others, lease, license, easement, encroachment, covenant, title defect, lien, option or right of first refusal (collectively, "Liens"). The Acquired Assets shall not include, and Seller shall retain, all cash, cash equivalents, and accounts receivable arising from the provision of services in the States prior to the Closing Date, all assets of business operations similar to the Operations conducted by Seller in States other than the States of Tennessee and Georgia, and all business operations and assets related thereto, conducted by Seller under the Georgia PASARR contract.

2.     CONSIDERATION.

       2.1 Consideration. The consideration for the Acquired Assets will be payment to Seller by Buyer of the sum of ten dollars ($10.00) (the "Purchase Price"). At Closing, Buyer will pay the Purchase Price to Seller in cash.


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       2.2   Commissions and Finders Fees. Buyer and Seller warrant and represent to each other that no broker or finder has acted for it in connection with this transaction and that no brokerage, commissions or similar fees will be due to any person at Closing.

3. ASSUMPTION OF LIABILITIES. At closing Buyer will not assume or become responsible for any liabilities and obligations (including without limitation any obligations to Apogee, Inc.) of Seller relating to the Operations prior to Closing except: (a) Buyer will assume the Employment Agreement dated as of March 1, 1997, as amended between Seller, Psychiatric Specialty Group, P.C. and Gilbert Katz, M.D., and thereafter will be responsible for all liabilities thereunder; (b) all obligations arising after Closing under those contracts with nursing homes being assumed by Buyer, provided, however, that nothing herein shall be construed as an assumption by Buyer of any liabilities as to post payment reviews, malpractice claims, payroll, personnel expenses, or earn-outs arising from or related to services provided prior to closing.

4. SUBLEASE. As of Closing, Buyer shall sublease from Seller on a month-to-month basis one-half of the office space being leased by Seller at 1808 Westend Avenue, Suite 511, Nashville, Tennessee 37203. Rent under said sublease shall be payable monthly in advance in an amount equal to one-half the rent paid by Seller to its landlord, plus one-half the utility bills paid by Seller for the space.

5. REPRESENTATIONS AND WARRANTIES OF SELLER. Except as expressly set forth to the contrary in a Schedule hereto, Seller represents and warrants to Buyer as follows:

       5.1 Corporate Action. As of Closing, Seller and its Board of Directors will have taken all action required by its Articles of incorporation, Bylaws, and otherwise to authorize the execution and consummation of this Agreement. This Agreement will constitute the valid and legally binding obligation of Seller, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, or hospital licensing requirements.

       5.2 No Conflict With Other Agreements or Laws. The execution and consummation by Seller of this Agreement, and the other agreements and documents contemplated hereby, will not (a) violate the terms of Seller's Articles of Incorporation, Bylaws or any instrument, agreement, mortgage, judgment, decree, commitment or understanding, written or oral, to which Seller is a party, or by which Seller or any of its property is bound, (b) conflict with, result in a breach of, constitute (with giving of notice or lapse of time or both) a default under or give any person any right to terminate, modify, accelerate or otherwise change the existing obligations of Seller under any such instrument, agreement, mortgage, judgment, decree, commitment or


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understanding, (c) result in the creation or imposition of any Lien upon Seller or its property or assets, or (d) violate any applicable law.

       5.3 Organization and Qualification. Seller is organized, validly existing and in good standing under the laws of Delaware. Seller has full power and authority to carry on its business as it is now being conducted, to own and lease the properties and assets which it now owns or leases and to consummate the Seller's Agreements. Seller is not in violation of any of the provisions of their Partnership Agreements.

       5.4   Taxes.

             (a) With respect to all amounts in respect of taxes relating to the Operations and imposed on the Seller for which the Seller is or could be liable, whether to taxing authorities (as, for example, under tax allocation agreements) or other persons or agencies, with respect to all taxable periods or other portions of periods ending on or before the Closing Date (defined below), all applicable tax laws and agreements have been or by Closing will have been fully complied with, and all such amounts required to be paid by the Seller to taxing authorities or others on or before the date hereof have been or by Closing will have been paid.

       5.5 Personal Property. Schedule 5.5 hereto sets forth a true and correct list of any items of furniture, fixtures, equipment and other personal property included among the Acquired Assets, all of which are conveyed "as is" with no warranties, express or implied, as to the condition of such assets.

       5.6 Title to Properties; Encumbrances. At Closing Seller will have good and marketable title to all of the Acquired Assets, free and clear of any Liens.

       5.7 Consents and Approvals. At Closing, no waiver, consent or approval from or filing with any person or agency (governmental or otherwise) will be required for Seller to consummate this Agreement, and the other agreements contemplated hereby, without creating a default or liability.

       5.8 Disclosure. No representation or warranty by Sellers contained in this Agreement, and no statement contained in any certificate, exhibit, list or other instrument furnished by the Sellers to Buyer pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading.



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                                  SCHEDULE 5.5


2-DESKS
2-SMALL UTILITY TABLES
1-PRINTER CART
1-BOOKCASE
6-TALL FILE CABINETS
2-SHORT FILE CABINETS
2-END TABLES
1-EXECUTIVE CHAIR
2-LARGE CHAIRS
2-DESK CHAIRS
2-LAMPS



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6.     REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers as follows:

       6.1 Corporate Action. Buyer has taken all action required to authorize the execution and consummation of this Agreement. This Agreement constitutes the valid and legally binding obligations of Buyer enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

       6.2 No Conflict With Other Agreements or Laws. The execution and consummation by Buyer of this Agreement, and the other agreements and documents contemplated hereby, will not (a) violate the terms of any instrument, agreement, judgment or decree to which Buyer is a party, or by which Buyer or any of its properties is bound, (b) be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, agreement, judgment or decree, (c) result in the creation or imposition of any Lien upon Buyer or its properties or assets, or (d) violate any applicable federal, state, local or foreign law, regulation or order.

       6.3 Organization and Qualification. Buyer is duly organized, validly existing and in good standing. Buyer has full power and authority to execute and consummate the Agreements.

       6.4 Financial Standing. Buyer has the financial resources to consummate the transaction contemplated in this Agreement.

7.     PRE-CLOSING COVENANTS. The parties covenant and agree as follows:

       7.1 Condition of Assets Prior to Closing. Until the Closing, and unless Buyer otherwise consents in writing, Seller will operate the Acquired Assets and the Operations substantially in their current condition.

       7.2 Notification of Material Adverse Changes. Sellers will promptly notify Buyer in writing of the occurrence of any material adverse change to the Acquired Assets or Operations occurring on or after the date of this Agreement and on or prior to the Closing Date.

       7.3 Other Transactions. During the term of this Agreement, the parties will deal exclusively and in good faith with each other regarding a sale of all or a material portion of the Acquired Assets. Seller will not, and will direct Sellers' officers, directors, financial advisors, accountants, agents and counsel not to: (i) solicit submission of offers from any person relating to a the Acquired Assets, (ii) participate in any

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discussions or negotiations regarding, or furnish any nonpublic information to any person regarding purchase of the Acquired Assets by any person other than Buyer, or (iii) enter into any agreement or understanding, whether oral or written, that would have the effect of preventing consummation of this Agreement.

       7.4 Consents, Waivers and Approvals. Prior to Closing, Seller will obtain all consents, waivers, approvals, and releases necessary for Seller to effect the transactions contemplated herein, free and clear of any and all liens. All such consents, waivers, releases and approvals will be in writing and in form and substance satisfactory to Buyer in its discretion as reasonably exercised by Buyer.

       7.5 Supplemental Disclosure. Seller will have the continuing obligation up to and including the Closing Date to supplement promptly or amend the Schedules hereto with respect to any matter subsequently arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Schedules.

       7.6 Conditions Precedent. The parties will use their best efforts in good faith to satisfy the conditions set forth in Sections 8 and 9 hereof.

       7.7 Consents, Regulatory Approvals and Licenses. Buyer acknowledges that certain of Seller's contracts with nursing homes or clinicians may not be assignable, may be terminable upon no or minimal notice, or may consist of arrangements not embodied in binding contractual relationships. Buyer further acknowledges that Seller makes no warranties or representations as to the existence or availability of any assignments, consents, approvals, regulatory licenses, or certifications, including as to nursing home contracts, as may be necessary for any use of the Acquired Assets as Buyer may intend. Seller agrees that it shall make such inquiry as to such matters during the Due Diligence Period as it believes appropriate, and that thereafter consummation of the transaction contemplated hereby shall not be contingent in any way upon the existence of or Buyer obtaining any such assignments, consents or regulatory approvals, licenses, or certifications.

       7.8 Unless approved in advance by the other party, neither Buyer nor Seller shall not issue any press release or written statement for general or public circulation relating to the transactions contemplated hereby, except as required by law in the reasonable opinion of Buyer's counsel. Each party agrees to use good faith efforts to



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obtain the other's approval of the text of any public report, statement or release prepared.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement will be subject to the satisfaction, on or before the Closing Date, or such other date as may be specified, of the following conditions, any of which may be waived by Buyer in writing.

       8.1 Representations. The representations and warranties made by Seller in Section 5 hereof will be true and correct on the Closing Date as though such representations and warranties had been made on such date and Seller will deliver to Buyer a certificate dated as of the Closing Date to the foregoing effect.

       8.2 Covenants. Seller will have duly performed all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, and Sellers will deliver to Buyer a certificate dated as of the Closing Date to the foregoing effect.

       8.3 No Injunction, Etc. No proceeding, investigation, or legislation will have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement, or which materially affects title to, or the existence or priority of liens on, the Acquired Assets.

       8.4 Incumbency. Seller will have delivered a certificate of incumbency executed by the president and secretary of Seller listing each officer and director of Seller and the persons authorized to execute this Agreement and the other documents contemplated hereby.

       8.5 Material Adverse Change. No material adverse change to the Acquired Assets shall have occurred on or after the date of this Agreement and on or prior to the Closing Date.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate this Agreement will be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by Sellers in writing.

       9.1 Representations. The representations and warranties made by Buyer in Section 6 hereof will be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date and Buyer will deliver to Seller a certificate dated as of the Closing Date to the foregoing effect for Buyer.

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       9.2   Covenants. Buyer will have duly performed all of the covenants, acts or undertakings to be performed by it on or before the Closing Date, and Buyer will deliver to Seller certificates dated as of the Closing Date to the foregoing effect.

       9.3 Certified Resolutions. Buyer will have delivered to Sellers certificates executed by duly authorized officers and containing true and correct copy of resolutions duly adopted by Buyer's Board of Directors approving and authorizing this Agreement and its consummation. Such officers will also certify that such resolutions have not been revoked or modified and remain in full force and effect.

       9.4 No Injunction, Etc. No proceeding, investigation or legislation will have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement.

       9.5 Incumbency. Buyer will have delivered a certificate of incumbency executed by its president or a vice president and the secretary or an assistant secretary listing the persons authorized to execute this Agreement, and the other documents contemplated hereby.

10. MUTUAL COVENANTS. Each of the parties hereto will refrain from taking any action which would render any representation or warranty contained in Sections 5 or 6 of this Agreement inaccurate as of the Closing Date. Each party will promptly notify the other of any action or proceeding that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each party will take such further action as may reasonably be requested by another party to evidence the consummation of this Agreement.

11. CLOSING.

       11.1 Time and Place. The closing ("Closing") will be held at the offices of seller at 8000 Towers Crescent Drive, Vienna, Virginia on December 16, 1998.

       11.2 Transactions at the Closing. At Closing, each of the following transactions will occur subject to paragraph 11.3:

             (a)   Sellers will deliver to Buyer the following:

                   (i) such bills of sale, endorsements, assignments and other instruments of transfer as are necessary to vest in Buyer all of Sellers' right, title and interest in, to and under the Acquired Assets, free and clear of all Liens other than Permitted Encumbrances;

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                   (ii)  all such certificates, dated as of the Closing Date, as
Buyer may reasonably request to evidence the fulfillment by Seller, or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement; and

                   (iii) an opinion of Seller's counsel, in form and substance reasonably satisfactory to Buyer, that Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware, that Seller has full power and authority to own and convey the Acquired Assets, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles of bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

             (b)   Buyer will deliver to Seller the following:

                   (i)   the Purchase Price required under Section 2;

                   (ii) a certificate of good standing of Buyer from the Secretary of State of its state of incorporation as of the most recent practicable date;

                   (iii) all such certificates, dated as of the Closing Date, as Seller may reasonably request to evidence the fulfillment by Buyer, or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement; and

                   (iv) an opinion of Buyer's counsel in form and substance reasonably satisfactory to Seller, that Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its State of Florida; that Buyer has full power and authority to purchase and own the Acquired Assets, that all action has been taken as required to authorize the execution and consummation of this Agreement by Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles of bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       11.3 Optional Effective Date. It is acknowledged that it may take some period of time for Buyer to obtain on behalf of the Operations new certifications and provider numbers for participation in the Medicare ad Medicaid programs. At the option of Buyer, the effective date of transfer to Buyer of the Acquired Assets may be postponed after Closing to the earlier to occur either of Buyer obtaining such certifications and provider numbers, Buyer's cancellation of the Management Agreement described below, or six months from the date of closing (hereafter the "Effective Date." At Closing Buyer shall



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deliver the purchase price in full to Seller, the parties will execute the
Management Agreement attached hereto as Exhibit __ which shall appoint Buyer as manager of the Operations on behalf of Seller on the terms and conditions set forth and until the Effective Date, and Seller will deliver to the Escrow Agent such documents transferring and conveying the Acquired Assets to Buyer as otherwise would have been delivered to Buyer at Closing. Seller shall instruct the Escrow Agent to deliver said documents to Buyer on the Effective Date. Notwithstanding an election by Buyer of the Optional Effective Date provided in this paragraph, Closing shall occur at the time and place otherwise provided, and neither Closing nor the Effective Date shall in any way be postponed or contingent for any reason, including obtaining certifications or provider numbers.

12. COVENANT NOT TO COMPETE. For a period of one year after Closing, without the prior written consent of Buyer, Seller and its affiliates, and officers or directors of Seller or its affiliates shall not: (a) engage in the establishment or operation of any business for the delivery of mental health services to patients at nursing homes within the States, other than pursuant to the PASARR contract, (b) hire or solicit for hire any employee of the Operations, or recommend, directly or indirectly to any such employee that he or she obtain employment elsewhere. Without in any way limiting the foregoing, it is acknowledged that this covenant does not extend to the provision of mental health services at prisons, jails, or other correctional facilities or under the Georgia PASARR contract. Buyer expressly acknowledges that Seller may be continuing to provide services under the PASARR contracts to patients at nursing homes at which Buyer will be providing services after Closing.

13. ACCOUNTS RECEIVABLE AND PROVIDER NUMBERS. In order to assure collection by Seller of accounts receivable arising from services provided prior to the date of Closing (which accounts receivable are excluded from the Acquired Assets (the "Excluded Receivables")), Buyer shall bill for services provided by it after Closing under its own provider numbers or other appropriate billing information, of Buyer. Seller shall retain the sole right to bill for and collect the Excluded Receivables together with the sole right, subject to the Interim Management Agreement, if any, to utilize the provider numbers and other billing identification which Seller has utilized in connection with the Operations. In the event proceeds of accounts receivable are collected by either party which include proceeds of accounts due the other party, the party collecting such receivables shall deliver to the other party within three (3) days of receipt those proceeds to which such party is entitled together with a copy of the Explanation of Benefits ("EOBs") to which such proceeds relate.

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in this Agreement, and the documents contemplated hereby, will be deemed representations and warranties hereunder by Seller or Buyer, as the case may be. All

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representations and warranties made by Seller or Buyer in this Agreement will survive until the second (2nd) anniversary of the Closing Date. No claims for breach of a representation or warranty (including an Indemnification Claim as defined in Section 16) may be brought by any person unless written notice of such claim will have been given on or prior to the end of such survival period (in which event each representation and warranty with respect to any asserted claim will survive until such claim is finally resolved and all obligations with respect thereto are fully satisfied).

15. TERMINATION. This Agreement may be terminated, and the transactions contemplated herein abandoned: (a) by the mutual written consent of Seller and Buyer; (b) by either Seller or Buyer upon the failure of the other to comply substantially with its or their conditions precedent to Closing and other obligations set forth herein on or before the Closing Date; (c) upon Seller's failure to cure (or waiver of the opportunity to cure), any condition or defect in the Acquired Assets disclosed to Buyer during the Due Diligence Period and reasonably unacceptable to Buyer. Such cure or waiver thereof shall take place within thirty (30) days of receipt by Seller of written notice of such condition or defect from Buyer (such notice to be delivered prior to expiration of the Due Diligence Period). Termination pursuant to this Section will relieve the parties of their obligations hereunder with each party responsible for its own fees, costs and expenses; provided, however, that if the Agreement is terminated pursuant to (b) above because one party fails to use its reasonable best efforts to fulfill its obligations hereunder, such party will remain liable to the other party for all rights as to deposits, losses, costs, expenses (including attorney's fees) and liabilities incurred by such other party as a result of such failure.

16.    INDEMNIFICATION.

       16.1 Losses. For purposes of this Section 16, "Losses" will mean all damages, losses, costs, expenses (including legal, accounting and other fees and expenses), interest, penalties, charges and liabilities.

       16.2 Indemnification by Seller. Seller agrees to indemnify, defend and hold harmless Buyer from and against any Loss incurred by Buyer related to or arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Seller in this Agreement (a "Breach"), (b) any liability arising from the ownership of use of the Acquired Assets by Seller prior to the Closing Date, other than (i) Assumed Liabilities, and (ii) any costs which may be associated with environmental liabilities relating to the real property, or the condition of such real property on the Closing Date.

       16.3 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless Sellers from and against any Loss incurred by Sellers related to or arising out of (a) the breach of any of the warranties, representations or agreements of Buyer in the Buyer's Agreements, (b) any Assumed Liability, or
(c) any liability associated with

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Buyer's ownership or use of the Acquired Assets or conduct of the Operation on or after the Closing Date.

       16.4  Procedures for Indemnification.

             (a) An Indemnification Claim will be made by the Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing such other relevant information as Indemnitee may have concerning such Third Party Claim.

             (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 16.5 hereof will be observed by the Indemnitee and Indemnitor.

             (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor will have ten (10) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying to the extent reasonable given the information available to Indemnitor the basis for such objection. Failure to timely so object will constitute acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim will be paid in accordance with Section 16.4(d). If any objection is timely interposed by the Indemnitor and the dispute is not resolved within fifteen (15) days from the date Indemnitee receives such objection, such dispute will be resolved by litigation, arbitration or mediation, at the preference of the parties.

             (d) Upon determination of the amount of an Indemnification Claim (including a Third Party Claim), whether by agreement between Indemnitor and Indemnitee, by an arbitration award or otherwise, Indemnitor will pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

       16.5  Defense of Third Party Claims.

             (a) Should any Third Party Claim be made the obligations and liabilities of the parties with respect to such Third Party Claim will be subject to this Section 16.5.

             (b) Within a reasonable time (i.e., such time as will not prejudice the contest, defense, litigation, or settlement of a Third Party Claim) following the receipt of notice of a Third Party Claim, the party receiving the notice of the Third Party Claim will (i) notify the other party of its existence setting forth in writing and with reasonable specificity the facts and circumstances of which such party has received notice, and (ii) if the party giving such notice is an Indemnitee, specify in writing the basis hereunder


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upon which the Indemnitee's claim for indemnification is asserted and tendering defense of the Third Party Claim to Indemnitor.

             (c) If the defense of a Third Party Claim is so tendered and within ten (10) day thereafter such tender is accepted without qualification by the Indemnitor as evidenced by written notice to Indemnitee, then, except as provided below, the Indemnitee will not, and the Indemnitor will, have the right to contest, defend, litigate and settle such Third Party Claim. The Indemnitee will have the right to be represented by counsel of its own choice and at Indemnitee's expense to participate in any contest, defense, litigation or settlement conducted by the Indemnitor; provided that the Indemnitee will be entitled to reimbursement therefor if the Indemnitor loses is right to contest, defend, litigation and settle the Third Party Claim as provided below. Notwithstanding the preceding provisions of this Section 16.5, if the Third Party Claim is asserted against both of Indemnitor and Indemnitee and representation of both of them by the same counsel would be inappropriate due to actual or potentially differing interests between them, Indemnitee shall be entitled to retain the right to contest, defend or litigate such Third Party Claim as it relates to Indemnitee and will have the exclusive right, in its discretion exercised in good faith, and with the advice of counsel, to settle any such matter as it related to Indemnitee, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle will be given to the Indemnitee. If, pursuant to the preceding sentence, the Indemnitee so contests, defends, litigates or settles a Third Party Claim, the Indemnitee will be reimbursed by the Indemnitor for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, promptly following the presentation to the Indemnitor of itemized bills for such attorneys' fees and other expenses.

             (d) The Indemnitor will lose its right to contest, defend, litigate and settle the Third Party Claim if it fails to diligently contest the Third Party Claim (except in connection with a settlement thereof in accordance with the terms hereof). So long as the Indemnitor has not lost its right to defend, contest, litigate and settle as herein provided, the Indemnitor will have the exclusive right to contest, defend and litigate the Third Party Claim and will have the exclusive right, in its discretion exercised in good faith, and with the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle will be given to the Indemnitee.

             (e) All expenses (including without limitation attorneys' fees and expenses) incurred by the Indemnitor in connection with the foregoing will be paid by the Indemnitor.

             (f) No failure by an Indemnitor to acknowledge in writing its indemnification obligations under this Section 16 will relieve it of such obligations to the extent they exist. If an Indemnitee is entitled to indemnification against a Third Party Claim, and the Indemnitor fails to accept or assume the defense of a Third Party Claim pursuant to Section 16.5(c), or if, in accordance with the foregoing, the Indemnitor loses its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnitee will have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may, in its discretion exercised in good faith, and with the advice of counsel, settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnitor. If, pursuant to this Section 16.5(f), the Indemnitor so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder, the Indemnitee will be reimbursed by the Indemnitor for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, promptly following the presentation to the Indemnitor of itemized bills for such attorneys' fees and other expenses.

       16.6  Limitations.

             (a) All notices of Loss must be delivered to the Indemnitor prior to expiration of the two year period for the warranties and representations as set forth in Section 14 hereof.

             (b) The remedies provided in this Section 16 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for breach of any representation, warranty, covenant or agreement set forth in this Agreement.

             (c) Notwithstanding anything else to the contrary, Seller shall be liable as an Indemnitee only if the aggregate Losses exceed $30,000.

17.    TRANSACTION EXPENSES.

       17.1 Except as provided in Section 17.2, all expenses incurred by the parties in connection with or related to the authorization, preparation, negotiation and consummation of this Agreement and the agreements, documents or instruments contemplated hereby will be borne solely by the party which has incurred the same.

       17.2 Buyer shall be responsible for any and all recordation charges, transfer taxes, or other fees required for transfer of the Acquired Assets.

18.    MISCELLANEOUS.

       18.1 Notice. All notices, requests, demands and other communications hereunder will be in writing and will be deemed given and received (a) on the date of delivery when delivered by and or when transmitted by confirmed simultaneous telecopy, (b) on the following business day when sent by receipted overnight courier, or (c) five (5) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, when addressed as set forth below:

       Buyer:      Paradigm Health Services, Inc.
                   13575 58th St. N., Suite 152
                   Clearwater, Florida 33760


       Sellers:    MHM Extended Care Services, Inc.
                   8000 Towers Crescent Drive, Suite 810
                   Vienna, Virginia 22182

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner above provided for giving notice.

       18.2 Assignment; Binding Effect. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, provided that Buyer may assign its rights hereunder to any entity majority ownership of which is held by Buyer or the owners of Buyer, so long as Buyer remains obligated for performance of Buyer's obligations hereunder. This Agreement will be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

       18.3 Headings; Exhibits and Schedules. The Section, Subsection and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. The Exhibits and Schedules attached hereto are a material part of this Agreement and are incorporated herein by this reference.

       18.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one counterpart has been signed by each party and delivered to the other party hereto.

       18.5 Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereunder. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

       18.6   Time of Essence. Time is of the essence in this Agreement.

       18.7 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Tennessee as applied to contracts executed and performed wholly within that State.

       18.8 Partial Illegality or Unenforceability. Wherever possible, each provision hereof will be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein will, for any reason, be held to be illegal or unenforceable in any respect, such illegality or Unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion or such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

       18.9 Singular or Plural. All defined terms used herein will have the same meaning, whether used in the singular or plural form, unless the context clearly requires otherwise.

       18.10 "Person". The term "person" will be broadly interpreted to include, without limitation, any corporation, partnership, association, limited liability company, other association, trust or individual.

       18.11 "Best Efforts". The use of the term "best efforts" herein will in no event require any party to (a) expend funds which are not commercially reasonably in relation to the transactions contemplated hereby or (b) take, or cause to be taken, any action which would have a material adverse effect with respect to it.

       18.12 "Including". Whenever the term "including" is used in this Agreement, it will mean "including, without limitation," (whether or not such language is specifically set forth) and will not be deemed to limit the range of possibilities of those items specifically enumerated.

       18.13 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person other than the parties and their respective heirs, successors and permitted assigns.

The parties have executed this Agreement as of this 3 day of December, 1998.

                                       BUYER:

                                       Paradigm Health Services, Inc.

                                       By: [SIGNATURE]
                                          ---------------------

                                       Title: President
                                             --------------------




                                       SELLER:

                                       MHM Extended Care Services, Inc.


                                       By: [SIGNATURE]
                                          -------------------

                                       Title: Executive Vice President
                                             --------------------------